Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of

NTS Realty Holdings Limited Partnership:

We have audited the accompanying Combined Statement of Revenue in Excess of Certain Expenses (the “Statement”) of Golf Brook Apartments and Sabal Park Apartments (“Golf Brook and Sabal Park”) for the year ended December 31, 2008.  This Combined Statement is the responsibility of the management of Golf Brook and Sabal Park.  Our responsibility is to express an opinion on the Combined Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A dated June 12, 2009 of NTS Realty Holdings Limited Partnership) as described in Note 2, and is not intended to be a complete presentation of Golf Brook and Sabal Parks’ revenue and expenses.

In our opinion, the Combined Statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of Golf Brook and Sabal Park for the year ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Louisville, Kentucky
July 10, 2009

Golf Brook and Sabal Park

Combined Statements of Revenue in Excess of Certain Expenses

(in thousands of dollars)

	Year Ended December 31, 2008	Three Months Ended March 31, 2009
		(unaudited)

Revenue:
Rent and other	$4,285	$884

Certain expenses:
Operating expenses	1,279	253
General and administrative	68	16
Real estate taxes and insurance	997	209

Revenue in excess of certain expenses	$1,941	$406

See accompanying notes to Combined Statements of Revenue in Excess of Certain Expenses

Golf Brook and Sabal Park

Notes to Combined Statements of Revenue in Excess of Certain Expenses

December 31, 2008

(1)                                 Property Acquired

On June 12, 2009, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired Golf Brook Apartments and Sabal Park Apartments (“Golf Brook and Sabal Park”), a 195-unit (unaudited) and 162-unit (unaudited) multifamily property, respectively, located in Longwood, Florida, from 385 Golf Brook Circle Longwood, LLC and 302 Sabal Park Place Longwood, LLC, both respectively, Delaware Limited Liability Companies, neither of which is affiliated with NTS Realty.

(2)                                 Basis of Presentation

The Combined Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of NTS Realty dated July 10, 2009 and are not intended to be a complete presentation of Golf Brook and Sabal Parks’ revenue and expenses.

The Combined Statements of Revenue in Excess of Certain Expenses are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  The Combined Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in our future operations have been excluded.  Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to future operations.

The Combined Statement of Revenue in Excess of Certain Expenses for the three months ended March 31, 2009 and related footnote disclosures are unaudited. In the opinion of management, this financial statement reflects all adjustments necessary for a fair statement of the results of the interim period. All such adjustments are of a normal, recurring nature.

(3)                                 Summary of Significant Accounting Policies

Revenue Recognition

Multifamily units are rented under lease agreements with terms of one year or less.  Rental income is recognized on a straight-line basis over the terms of the leases.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses to prepare the Combined Statement of Revenue in Excess of Certain Expenses in conformity with U.S. generally accepted accounting principles.  Actual results could differ from these estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized.

Advertising

All advertising costs are expensed as incurred and reported on the Statements of Revenue and Certain Expenses within the line item Operating Expenses. For the year ended December 31, 2008, advertising expenses were approximately $87,000. For the unaudited three months ended March 31, 2009, advertising expenses were approximately $16,000.

PRO FORMA CONSOLIDATED BALANCE SHEET

The accompanying unaudited Pro Forma Consolidated Balance Sheet of NTS Realty is presented as if Golf Brook and Sabal Park had been acquired on March 31, 2009.  The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2008 and three months ended March 31, 2009 as well as the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2008 and filed March 31, 2009 and Form 10-Q for the three months ended March 31, 2009 and filed May 9, 2009.  In management’s opinion, all adjustments necessary to reflect the acquisition have been made.  The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at March 31, 2009, nor does it purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Balance Sheet

March 31, 2009

(unaudited)

	Historical Amounts (A)	Golf Brook and Sabal Park (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$287,840	$-	$287,840
Cash and equivalents - restricted	726,969	857,219	1,584,188
Accounts receivable, net	1,589,275	-	1,589,275
Notes Receivable	3,500,000	-	3,500,000
Land, buildings and amenities, net	275,121,019	32,175,459	307,296,478
Investments in and advances to tenants in common	5,911,951	-	5,911,951
Other assets	2,844,206	951,830	3,796,036

Total assets	$289,981,260	$33,984,508	$323,965,768

LIABILITIES:
Mortgages and notes payable	$203,533,804	$31,015,873	$234,549,677
Accounts payable and accrued expenses	1,979,949	233,609	2,213,558
Accounts payable and accrued expenses due to affiliate	316,561	-	316,561
Distributions payable	569,038	-	569,038
Security deposits	812,363	52,025	864,388
Other liabilities	4,892,881	10,016	4,902,897

Total liabilities	212,104,596	31,311,523	243,416,119

COMMITMENTS AND CONTINGENCIES

EQUITY:
Partners’ Equity	77,876,664	193,672	78,070,336
Noncontrolling interest	-	2,479,313	2,479,313

Total equity	77,876,664	2,672,985	80,549,649

Total liabilities and partners’ equity	$289,981,260	$33,984,508	$323,965,768

The accompanying notes to pro forma consolidated balance sheet are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Balance Sheet

(unaudited)

A)            Historical Amounts

Represents the consolidated balance sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) as of March 31, 2009, as contained in the historical financial statements and notes thereto filed on Form 10-Q on May 9, 2009.

B)            Pro Forma Adjustments

Golf Brook and Sabal Park

Represents the acquisition of Golf Brook Apartments and Sabal Park Apartments for a total purchase price of approximately $32.5 million.  The unaudited Pro Forma Balance Sheet reflects the financing of the acquisition using the borrowings on our mortgages payable of approximately $14.6 million and $9.6 million on Golf Brook and Sabal Park, respectively, maturing in June, 2016.  The remainder of the transaction was financed using working capital.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The accompanying unaudited Pro Forma Consolidated Statements of Operations of NTS Realty for the year ended December 31, 2008 and three months ended March 31, 2009 are presented as if Golf Brook and Sabal Park had been acquired on January 1, 2008.  The unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2008 and filed March 31, 2009 and Form 10-Q for the three months ended March 31, 2009 and filed May 9, 2009.  The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2008 and three months ended March 31, 2009, assuming the above transactions had been consummated on January 1, 2008, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2008

(unaudited)

	Historical Amounts (A)	Golf Brook and Sabal Park (B)	Pro Forma Amounts
REVENUE:
Rental income	$39,872,992	4,284,644	44,157,636
Tenant reimbursements	1,775,192	-	1,775,192

Total revenue	41,648,184	4,284,644	45,932,828

EXPENSES:
Operating expenses	9,467,119	1,603,502	11,070,621
Operating expenses reimbursed to affiliate	4,479,333	-	4,479,333
Management fees	2,066,817	214,232	2,281,049
Property taxes and insurance	5,692,086	996,865	6,688,951
Professional and administrative expenses	1,259,792	68,088	1,327,880
Professional and administrative expenses reimbursed to affiliate	1,618,980	-	1,618,980
Depreciation and amortization	14,970,783	2,016,838	16,987,621

Total operating expenses	39,554,910	4,899,525	44,454,435

OPERATING INCOME (LOSS)	2,093,274	(614,881)	1,478,393

Interest and other income	405,673	-	405,673
Interest expense	(11,443,653)	(899,624)	(12,343,277)
Loss on disposal of assets	(168,419)	-	(168,419)
Non-controlling interest	-	-	-
Loss from investments in tenants in common	(2,377,927)	-	(2,377,927)

CONSOLIDATED LOSS FROM CONTINUING OPERATIONS	(11,491,052)	(1,514,505)	(13,005,557)

Net loss attributable to noncontrolling interests	-	(355,909)	(355,909)

Loss from continuing operations	$(11,491,052)	$(1,158,596)	$(12,649,648)

Loss from continuing operations allocated to limited partners	$(10,769,637)	$(1,085,859)	$(11,855,496)

Loss from continuing operations per limited partnership unit	$(1.01)	$(0.10)	$(1.11)

Number of limited partnership interests	10,666,269	10,666,269	10,666,269

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Three Months Ended March 31, 2009

(unaudited)

	Historical Amounts (A)	Golf Brook and Sabal Park (B)	Pro Forma Amounts
REVENUE:
Rental income	$10,232,630	$884,185	$11,116,815
Tenant reimbursements	455,828	-	455,828

Total revenue	10,688,458	884,185	11,572,643

EXPENSES:
Operating expenses	2,123,037	253,310	2,376,347
Operating expenses reimbursed to affiliate	1,171,591	-	1,171,591
Management fees	530,551	44,209	574,760
Property taxes and insurance	1,480,233	209,382	1,689,615
Professional and administrative expenses	287,992	15,337	303,329
Professional and administrative expenses reimbursed to affiliate	392,981	-	392,981
Depreciation and amortization	4,124,492	423,074	4,547,566

Total operating expenses	10,110,877	945,312	11,056,189

OPERATING INCOME (LOSS)	577,581	(61,127)	516,454

Interest and other income	63,987	-	63,987
Interest expense	(2,753,354)	(224,906)	(2,978,260)
Loss on disposal of assets	(11,755)	-	(11,755)
Loss from investments in tenants in common	(520,214)	-	(520,214)

CONSOLIDATED LOSS FROM CONTINUING OPERATIONS	(2,643,755)	(286,033)	(2,929,788)

Net loss attributable to noncontrolling interests	-	(67,218)	(67,218)

Loss from continuing operations	$(2,643,755)	$(218,815)	$(2,862,570)

Loss from continuing operations allocated to limited partners	$(2,477,778)	$(205,077)	$(2,682,855)

Loss from continuing operations per limited partnership unit	$(0.23)	$(0.02)	$(0.25)

Number of limited partnership interests	10,666,269	10,666,269	10,666,269

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Statements of Operations

(unaudited)

A)                                   Historical Amounts

Represents the historical consolidated statement of operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2008, as contained in the historical financial statements and notes thereto as filed on Form 10-K, and for the three months ended March 31, 2009 as contained in the historical financial statements and notes thereto as filed on Form 10-Q.

B)                                   Pro Forma Adjustments

Golf Brook and Sabal Park

Represents the pro forma revenue and expenses for the year ended December 31, 2008 and three months ended March 31, 2009 attributable to the acquisition of Golf Brook Apartments and Sabal Park Apartments (“Golf Brook and Sabal Park”) as if the acquisition had occurred on January 1, 2008 and includes the prior owners’ operating results through March 31, 2009.  The unaudited Pro Forma Statement of Operations reflects the financing of Golf Brook and Sabal Park acquisition using the proceeds of two mortgages. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company.  Interest expense is attributable to our permanent financing of approximately $14.6 million and $9.6 million on Golf Brook and Sabal Park, respectively.  The debt bears annual interest at a variable rate of LIBOR + 3.33% and LIBOR + 3.50%, presently 3.65% and 3.82%, respectively, requires monthly payments of interest only for 24 months, and monthly payments of principal and interest for the 60 remaining months.  Depreciation and amortization expense relates to the aggregate purchase price of approximately $32.5 million less a preliminary allocation to land of approximately $6.1 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	For the Year Ended December 31, 2008	For the Three Months Ended March 31, 2009
ASSETS:
Building	$21,136,767	30 Years	$704,559	$176,140
Furniture, fixtures and equipment	4,938,692	5 Years	987,738	246,934
In-place leases	324,541	1 Year	324,541	-

Total	$26,400,000		$2,016,838	$423,074